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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 28, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Wesco Aircraft Holdings, Inc.'s Amendment No. 1 to the Annual Report on Form 10-K for the year ended September 30, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 1, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM